                                                                  EXECUTION COPY

                                                                     Exhibit 4.5





                                    AMENDMENT dated as of February 11, 2002
                           (this "Amendment"), to the Credit Agreement dated as of May 7, 1999, as amended and restated as of November 1, 1999 (the "Credit Agreement"), among American Media Operations, Inc., a Delaware corporation (the "Borrower"), American Media, Inc., a Delaware corporation ("Holdings"), the lenders party thereto (the "Lenders"), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent").

                  WHEREAS, pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

                  WHEREAS, the Borrower desires to issue Senior Subordinated Notes (the "New Senior Subordinated Notes") in an aggregate principal amount not to exceed $175,000,000 and to use 50% of the gross proceeds thereof to enable Holdings to make a distribution (in the form of a divided or equity repurchase) to EMP Group L.L.C. with respect to Equity Interests in Holdings owned by EMP Group L.L.C., and to use the remaining Net Proceeds thereof after making such distribution to prepay Term Loans.

                  WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided herein to allow for the issuance of the New Senior Subordinated Notes and the distribution to EMP Group L.L.C. with respect to Equity Interests in Holdings owned by EMP Group L.L.C.

                  WHEREAS, the Required Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, the Borrower and the Required Lenders under
Section 9.02 of the Credit Agreement hereby amend the Credit Agreement as follows:

                  SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder," "herein" and "hereby" and each similar reference and each reference to this "agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

                  SECTION 2. Amendment. (a) The definition of the term "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended
(i) by deleting the word

"and" directly preceding clause (g) of such definition and replacing it with a comma, (ii) by adding the text "and" immediately after the text "Permitted Acquisition or Indebtedness" in clause (g) therein and (iii) by inserting the following clause (h) after clause (g) therein: "(h) the aggregate amount, not to exceed $5,000,000, of charges, to the extent incurred, resulting from the anthrax incident (as described in the Company's Quarterly Report on Form 10-Q for the quarter ending December 24, 2001 filed with the Securities and Exchange Commission on February 5, 2002) at the Company's Boca Raton, Florida headquarters recognized on or prior to October 7, 2004."

                  (b) The definition of the term "Financing Transactions" in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety by the following definition:

                  "Financing Transactions" means the transactions undertaken by Holdings, the Borrower and the Subsidiary Loan Parties in connection with the execution and delivery of the Original Credit Agreement and the Subordinated Debt Documents in respect of the 1999 Senior Subordinated Notes, the issuance of the 1999 Senior Subordinated Notes and the borrowing of the initial Loans.

                  (c) The definition of the term "Subordinated Debt" in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety by the following definition:

                  "Subordinated Debt" means (a) the 1999 Senior Subordinated Notes, (b) the New Senior Subordinated Notes and (c) any senior subordinated notes having substantially the same terms as the 1999 Senior Subordinated Notes and the New Senior Subordinated Notes issued in exchange therefor.

                  (d) The definition of the term "Subordinated Debt Documents" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety by the following definition:

                  "Subordinated Debt Documents" means any indenture under which any Subordinated Debt was or is issued and all other instruments, agreements and other documents evidencing or governing any Subordinated Debt or providing for any Guarantee or other right in respect thereof.

                  (e) The definition of the term "Applicable Rate" is amended by deleting clause (a) of such definition and replacing it with the following new clause (a) and table: "(a) with respect to any ABR Loan or Eurodollar Loan that is a Tranche B Term Loan or Tranche B-1 Term Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date:

                                              ABR              Eurodollar
           Leverage Ratio:                   Spread              Spread
             Category 1
Greater than or equal
to 5.00 to 1.00                              2.75%                3.75%

             Category 2                      2.50%                3.50%
Less than 5.00 to 1.00

                  (f) Section 1.01 of the Credit Agreement is hereby further amended by inserting the following defined terms in proper alphabetical order:

                  "New Senior Subordinated Notes" means the Senior Subordinated Notes due 2009 having substantially the same terms as the 1999 Senior Subordinated Notes to be issued by the Borrower in an aggregate principal amount not to exceed $175,000,000 and the Indebtedness represented thereby.

                  "1999 Senior Subordinated Notes" means the Senior Subordinated Notes due 2009 issued by the Borrower on the Effective Date in the aggregate principal amount of $250,000,000 and the Indebtedness represented thereby.

                  (g) Section 2.11(c) of the Credit Agreement is hereby amended
(i) by adding the text "or the issuance of the New Senior Subordinated Notes" immediately after the text "in respect of any Prepayment Event" in the clause preceding the proviso thereof and (ii) by replacing the parenthetical immediately preceding the proviso thereof with the following parenthetical:
"(or, in the case of (i) an event described in clause (c) of the definition of Prepayment Event, 50% of such Net Proceeds and (ii) the issuance of the New Senior Subordinated Notes, an amount equal to the excess of (A) 100% of the Net Proceeds received by the Borrower in connection with the issuance of the New Senior Subordinated Notes over (B) 50% of the gross proceeds received by the Borrower in connection with the issuance of the New Senior Subordinated Notes)."

                  (h) Section 6.01(a) of the Credit Agreement is hereby amended by adding the text "in an aggregate principal amount not exceeding $425,000,000 at any time outstanding; provided that an amount equal to the excess of (i) 100% of the Net Proceeds received by the Borrower in connection with the issuance of the New Senior Subordinated Notes over (ii) 50% of the gross proceeds received by the Borrower in connection with such issuance shall be applied to prepay Term Loans in accordance with Section 2.11(c)" at the end of clause (ii) thereof.

                  (i) Section 6.07 of the Credit Agreement is hereby amended and restated in it entirety to read:

                  SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreements, other than (a) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and (b) Hedging Agreements entered into in order to effectively exchange interest rates (from fixed to floating rates or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

                  (j) Section 6.08 of the Credit Agreement is hereby amended by inserting the following text at the end of such Section: "Notwithstanding the foregoing, Holdings may make a distribution (in the form of a dividend or equity repurchase) to EMP Group L.L.C. with respect to Equity Interests in Holdings owned by EMP Group L.L.C. (and the Borrower may pay a dividend to Holdings to enable Holdings to make such distribution) with the Net Proceeds received by the Borrower in connection with the issuance of the New Senior Subordinated Notes in an amount equal to 50% of the gross proceeds received by the Borrower in connection with the issuance of the New Senior Subordinated Notes; provided that the distribution shall be made within 60 days of receipt of such Net Proceeds; provided further that at the time of the declaration of such distribution and after giving effect thereto, no Default shall have occurred and be continuing."

                  (k) Section 6.12 of the Credit Agreement is hereby amended by replacing the table therein with the following table:

Period                                                 Ratio
February 11, 2002 to and
including September 30, 2003                           6.25 to 1.00

October 1, 2003 to and
including March 31, 2004                               6.00 to 1.00

April 1, 2004 to and including
March 31, 2005.                                        5.50 to 1.00

Thereafter                                             4.75 to 1.00


                  (l) Section 6.13 of the Credit Agreement is hereby amended by replacing the table therein with the following table:

Period                                                 Ratio
February 11, 2002
to and including
September 30, 2003                                     3.50 to 1.00

Thereafter                                             3.00 to 1.00

                  (m) Section 6.14 of the Credit Agreement is hereby amended by replacing the table therein with the following table:

Period                                                 Ratio
February 11, 2002 to and
including March 31, 2004                               1.75 to 1.00

April 1, 2004 to and including
March 31, 2005                                         2.00 to 1.00

Thereafter                                             2.15 to 1.00


                  SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent, to the Issuing Bank and to each of the Lenders that:

                  (a) This Amendment has been duly authorized by all necessary corporate and stockholder action, if required, and has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) Before and after giving effect to this Amendment, no Default has occurred and is continuing.

                  SECTION 4. Amendment Fee. In consideration of the agreements of the Required Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on February 11, 2002, an amendment fee (an "Amendment Fee") in an amount equal to 0.25% of the sum of (a) such Lender's Revolving Commitment as of the Amendment Effective Date and (b) the outstanding principal amount of Term Loans held by such Lender after giving effect to the offering of the New Senior Subordinated Notes and the use of proceeds thereof to prepay Term Loans in accordance with Section 2.11(c) of the Credit Agreement, as amended hereby, provided that no Amendment Fee shall be payable unless this Amendment becomes effective in accordance with its terms, provided further that such Amendment Fee shall be paid by the Borrower upon the use of the proceeds from the issuance and sale of the New Senior Subordinated Notes to prepay Term Loans in accordance with Section 2.11(c) of the Credit Agreement, as amended hereby.

                  SECTION 5. Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Amendment Effective Date") when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders.

                  SECTION 6. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

                  SECTION 7. Loan Document. This Amendment shall be a Loan Document for all purposes.

                  SECTION 8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 10. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                AMERICAN MEDIA, INC.,


                                by
                                     -------------------------------------------
                                     Name:
                                     Title:


                                AMERICAN MEDIA OPERATIONS, INC.,


                                by
                                     -------------------------------------------
                                     Name:
                                     Title:

                                JPMORGAN CHASE BANK, known as The Chase
                                Manhattan Bank, individually and as
                                Administrative Agent,

                                by
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                               SIGNATURE PAGE TO
                                                           AMENDMENT DATED AS OF
                                                              February [ ], 2002

To Approve the Amendment:



Name of Institution
                    ------------------------------------------------------------

                    by


                    ------------------------------------------------------------
                    Name:
                    Title:

                                                                           ANNEX

                         AMERICAN MEDIA OPERATIONS, INC.

                    TERM LOAN LENDER PREPAYMENT ELECTION FORM

                  The undersigned (the "Lender") hereby irrevocably elects, in accordance with Section 2.11(e) of the Credit Agreement dated as of May 7, 1999, as amended and restated as of November 1, 1999 (the "Credit Agreement"), among American Media, Inc., American Media Operations, Inc., the lenders party thereto, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent, to decline $________________ (__________%) of the prepayment of such Lender's B Term Loans or B-1 Term Loans, as the case may be, required to be made to such Lender pursuant to the Amendment to the Credit Agreement dated as of February [ ], 2002. Lender hereby agrees that delivery of this Term Loan Prepayment Election Form to the Administrative Agent along with such Lender's executed signature page shall satisfy the notice requirement set forth in Section 2.11(e) of the Credit Agreement with respect to such Lender's prepayment election thereunder.

                  IN WITNESS WHEREOF, I have hereunto set my hand as of this ____ day of February, 2002.

                                                  ______________________________
                                                  by

                                                       _________________________
                                                       Name:
                                                       Title: